                            DEUTSCHE ASSET MANAGEMENT

                                 CODE OF ETHICS

                                                          AS APPROVED: JULY 2001

                                                         A Member of the
                                                         DEUTSCHE BANK GROUP [/]

                                                     LAST REVISED: NOVEMBER 2001

                            DEUTSCHE ASSET MANAGEMENT

                                 CODE OF ETHICS

       Rules for Dealing with Governmental

       APPENDIX:

            -  Employee/Employee Related Trading
            -  Procedures for Establishing Brokerage Accounts
            -  Procedures for Pre-Clearing Personal Trades
                 (parts not yet effective for DeAM)

                        DEUTSCHE ASSET MANAGEMENT - U.S.

                                 CODE OF ETHICS
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I.  OVERVIEW

This Code of Ethics  ("Code")  sets  forth the  specialized  rules for  business conduct and guidelines for the personal investing  activities that generally are required of employees involved in the United States investment  management areas of the Deutsche  Bank Group and its  affiliates  (collectively  "Deutsche  Asset
Management" or "DeAM").(1)

The  provisions of this Code shall apply to all  employees  deemed to be "Access
Persons"  (SEE  DEFINITION  ON  NEXT  PAGE)  and  such  other  employees  as the
Compliance Department  ("Compliance") may determine from time to time. This Code supplements  the Deutsche  Bank CODE OF  PROFESSIONAL  CONDUCT AND GLOBAL MASTER
COMPLIANCE  MANUAL (available at  http://compliance.cc.db.com  on the intranet).
Each  Access  Person  must  observe  those  policies,  as well as  abide  by the additional principles and rules set forth in this Code, and any other applicable legal vehicle or division specific policies and obligations.

II.  GENERAL RULE

DeAM employees will, in varying degrees, participate in or be aware of fiduciary
and   investment   services   provided  to  registered   investment   companies,
institutional  investment  clients,  employee  benefit trusts and other types of investment advisory accounts.  The fiduciary  relationship mandates adherence to the highest standards of conduct and integrity.

Accordingly,  personnel  acting in a  fiduciary  capacity  must  carry out their duties for the EXCLUSIVE  BENEFIT of the client  accounts.  Consistent with this fiduciary  duty, the interests of DeAM clients take priority over the investment desires of DeAM and DeAM personnel.  All DeAM personnel must conduct  themselves in a manner  consistent with the  requirements  and procedures set forth in this
Code.

*  There  must  be  no  conflict,   or  appearance  of  conflict,   between  the
   self-interest  of any employee  and the  responsibility  of that  employee to
   Deutsche Bank, its shareholders or its clients.

*  Employees  must never  improperly  use their  position with Deutsche Bank for personal or private gain to themselves, their family or any other person.

DeAM  employees  may also be  required to comply  with other  policies  imposing separate requirements.  Specifically, they may be subject to laws or regulations that  impose  restrictions  with  respect to personal  securities  transactions, including, but not limited to, Section 17(j) and Rule 17j-1 under the Investment
Company Act of 1940 (the "Act"). The purpose of this Code of Ethics is to ensure that, in  connection  with his or her personal  trading,  no Access Person shall conduct any of the following acts upon a client account:

*  To employ any device, scheme or artifice to defraud;

*  To make any untrue  statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;

*  To engage in any act,  practice or course of business  that operates or would operate as a fraud or deceit; or

*  To engage in any manipulative practice.

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1  Deutsche  Asset  Management is the  marketing  name in the U.S. for the asset management  activities of Deutsche Bank AG, Deutsche Fund  Management,  Inc.,
   Bankers Trust  Company,  BT Investment  Managers,  Inc.,  Deutsche Banc Alex.
   Brown Inc.,  Deutsche Asset Management Inc.  (formerly Morgan Grenfell Inc.), and Deutsche Asset Management Investment Services Limited.

III.  DEFINITIONS

A.  "ACCESS PERSON" SHALL MEAN:

      (i)  All employees of DeAM,  including investment  personnel,  traders and portfolio managers who, in connection with their regular functions or
           duties,   participate  in  making  decisions  or  obtain  information regarding the purchase or sale of a security by any client  accounts, or whose functions relate to the making of any  recommendations  with respect to such purchases or sales;

     (ii)  All  natural  persons  in a control  relationship  to DeAM who obtain information concerning investment  recommendations made to any client account.  The term "control"  shall have the same meaning as that set forth in Section 2(a)(9) of the Act; and

    (iii)  Any  other  personnel  with  asset  management   responsibilities  or
           frequent  interaction with Access Persons as determined by Compliance
           (e.g., Legal,  Compliance,  Risk, Operations,  Sales & Marketing,  as
           well as certain long-term temporary employees and consultants).

B.  "ACCOUNTS"  SHALL  MEAN  all  securities  accounts,   whether  brokerage  or
    otherwise,  and securities held directly outside of accounts,  but shall not include  open-end  mutual  fund  accounts in which  securities  transactions cannot be effected.

C.  "EMPLOYEE RELATED ACCOUNT" OF ANY PERSON SUBJECT TO THIS CODE SHALL MEAN:

      (i)  The employee's own Accounts;

     (ii)  The employee's  spouse's  Accounts and the Accounts of minor children and other members of the household  (whether by marriage or similarly committed status) living in the employee's home;

    (iii)  Accounts  in which the  employee,  his/her  spouse/domestic  partner, minor  children  or  other  persons  living  in  their  home  have  a beneficial  interest (i.e.,  share in the profits even if there is no influence on voting or disposition of the shares); and

     (iv)  Accounts (including corporate Accounts and trust Accounts) over which the employee or his/her  spouse/domestic partner exercises investment discretion or direct or indirect influence or control.

    NOTE:  ANY PERSON SUBJECT TO THIS CODE IS  RESPONSIBLE  FOR COMPLIANCE  WITH
    THESE RULES WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.

D.  "SECURITIES"  SHALL  INCLUDE  equity  or  debt  securities,  derivatives  of securities (such as options,  warrants, and ADRs),  closed-end mutual funds, futures, commodities and similar instruments, but DO NOT INCLUDE:

      (i)  Shares  of  open-end  mutual  funds  (unless  otherwise  directed  by
           Compliance);

     (ii)  Direct obligations of the United States government; or

    (iii)  Bankers' acceptances,  bank certificates of deposit, commercial paper and high quality  short-term debt instruments,  including  repurchase agreements.

IV.  RESTRICTIONS

A.  GENERAL

      (i)  THE BASIC  POLICY:  Employees  have a personal  obligation to conduct
           their  investing  activities  and  related  securities   transactions
           lawfully and in a manner that avoids  actual or  potential  conflicts between  their own  interests  and the interests of Deutsche Bank and its clients.  Employees must  carefully  consider the nature of their
           Deutsche Bank  responsibilities--and  the type of information that he or she  might  be  deemed  to  possess  in  light  of any  particular securities transaction--BEFORE engaging in that transaction.

     (ii)  MATERIAL NONPUBLIC  INFORMATION:  Employees in possession of material nonpublic information about or affecting securities, or their issuer, are prohibited  from buying or selling such  securities,  or advising any other person to buy or sell such securities.

    (iii)  CORPORATE  AND  DEPARTMENTAL  RESTRICTED  LISTS:  Employees  are  not
           permitted  to buy or sell any  securities  that are  included  on the
           Corporate  Restricted List  (available on the intranet)  and/or other applicable departmental restricted lists.

     (iv)  "FRONTRUNNING:"  Employees  are  prohibited  from  buying or  selling securities or other instruments in their Employee Related Accounts so as to  benefit  from the  employee's  knowledge  of the  Firm's  or a client's  trading  positions,  plans or  strategies,  or  forthcoming research recommendations.

B.  SPECIFIC BLACKOUT PERIOD RESTRICTIONS

      (i)  Access  Persons shall not knowingly  effect the purchase or sale of a
           Security  for an Employee  Related  Account on a day during which any client  account  has a "buy" or "sell"  order for the same  Security, until that order is executed or withdrawn;

     (ii)  Access  Persons  shall not effect the  purchase or sale of a Security for an Employee  Related Account within SEVEN CALENDAR DAYS BEFORE OR
           SEVEN   CALENDAR   DAYS  AFTER  the  same   Security  is  traded  (or
           contemplated  to be traded) by a client account with which the Access
           Person is associated.

    (iii)  Employees  must always act to avoid any actual or potential  conflict of interest between their DeAM duties and responsibilities, and their personal investment activities. To avoid potential conflicts,  absent
           specific   written   approval  from  your  Managing   Officer(2)  and
           Compliance,  employees  should not  personally  invest in  securities issued by  companies  with which they have  significant  dealings  on behalf  of  DeAM,  or  in  investment  vehicles  sponsored  by  them.
           Additional rules that apply to securities  transactions by employees,
           including  the  requirement  for  employees  to  pre-clear   personal
           securities  transactions  and rules  regarding  how Employee  Related
           Accounts  must be  maintained,  are described in more detail later in this Code.

     (iv)  DEUTSCHE  BANK  SECURITIES:  During  certain  times of the year,  all
           Deutsche Bank employees are prohibited from  conducting  transactions in the equity and debt  securities  of Deutsche  Bank,  which  affect their beneficial interest in the firm. Corporate Compliance generally imposes  these  "blackout"  periods  around the fiscal  reporting  of corporate  earnings.  Blackouts typically begin two days prior to the expected  quarterly or annual  earnings  announcement,  and end after earnings are released publicly.  Additional restricted periods may be required for certain  individuals  and events,  and  Compliance  will announce when such additional restricted periods are in effect.

      (v)  EXCEPTIONS TO BLACKOUT  PERIODS (ABOVE ITEMS I, II, AND III ONLY)

           The  following  Securities  are exempt  from the  specified  blackout periods:

           *  Securities that are within the S&P 100 Index;

           *  Futures and options transactions on indexes;

           *  ETF's (Exchange  Traded Funds - e.g.,  SPDRs or "Spiders" (S&P 500
              Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);

           *  Shares purchased under an issuer sponsored  Dividend  Reinvestment
              Plan ("DRIPs"), other than optional purchases;

           *  To the extent  acquired from the issuer,  purchases  effected upon the  exercise  of rights  issued pro rata to holders of a class of securities; and

           *  Securities  purchased  under an employer  sponsored stock purchase plan or upon the exercise of employee stock options.

    NOTE:  Transactions  in  Securities  in  derivative  instruments,  including warrants,  convertible  Securities,  futures  and  options,  etc.  shall  be restricted in the same manner as the underlying Security.

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2  For purposes of this policy,  "MANAGING  OFFICER" is defined as an officer of at  least  the  Managing  Director  level to whom the  employee  directly  or indirectly  reports,  who  is in  charge  of the  employee's  unit  (e.g.,  a
   Department Head,  Division Head,  Function Head, Group Head, General Manager,
   etc).

C.  NEW ISSUES (IPOs)

    Access Persons are prohibited  from purchasing or subscribing for Securities pursuant to an initial public  offering.  This  prohibition  applies even if
    Deutsche Bank (or any affiliate of Deutsche Bank) has no  underwriting  role and/or is not involved with the distribution.

D.  SHORT-TERM TRADING

    Employees must always conduct their personal  trading  activities  lawfully, properly and responsibly,  and are encouraged to adopt long-term  investment
    strategies  that  are  consistent   with  their   financial   resources  and
    objectives.   Deutsche  Bank  generally   discourages   short-term   trading
    strategies,  and employees are cautioned that such strategies may inherently carry  a  higher  risk of  regulatory  and  other  scrutiny.  In any  event, excessive or inappropriate trading that interferes with job performance,  or
    compromises   the  duty  that   Deutsche   Bank  owes  to  its  clients  and
    shareholders, will not be tolerated.

    Access Persons are prohibited from  transacting in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 30 calendar days. The following Securities are exempted from this restriction:

    *  Futures and options transactions on indexes;

    *  ETF's (Exchange  Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index),
       DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);

    *  Shares purchased under an issuer  sponsored  Dividend  Reinvestment  Plan
       ("DRIPs"), other than optional purchases;

    *  To the extent  acquired  from the  issuer,  purchases  effected  upon the exercise of rights  issued pro rata to holders of a class of  securities;
       and

    *  Securities purchased under an employer sponsored stock purchase plan.

E.  RESTRICTED LIST

    All Deutsche Bank employees,  including all Access  Persons,  are prohibited from buying or selling any  securities  that are  included on the  Corporate
    Restricted  List  (available  on  the  intranet)   and/or  other  applicable
    departmental restricted lists.

F.  PRIVATE PLACEMENTS

    Prior to effecting a transaction in private securities (i.e., Securities not requiring registration with the Securities and Exchange Commission, and sold directly to the investor), all Access Persons must first obtain the approval of his/her supervisor and then pre-clear the transaction with the Compliance
    Department,  including  completing  a  questionnaire.  Any  person  who  has
    previously   purchased   privately-placed   Securities  must  disclose  such
    purchases to the Compliance  Department  before he or she  participates in a
    Fund's or an advisory client's subsequent  consideration of an investment in the Securities of the same or a related issuer.

V.  COMPLIANCE PROCEDURES

A.  DESIGNATED BROKERAGE ACCOUNTS

    All  employees  must  obtain  the  explicit   permission  of  the  Corporate
    Compliance  Department prior to opening a new Employee Related Account. Upon joining  Deutsche  Bank, new employees are required to disclose all of their
    Employee  Related Accounts (as previously  defined) to Corporate  Compliance and must carry out the  instructions  provided to conform such accounts,  if necessary, to the Firm's policies.

    UNDER NO  CIRCUMSTANCE  IS AN EMPLOYEE  PERMITTED  TO OPEN OR  MAINTAIN  ANY
    EMPLOYEE  RELATED  ACCOUNT THAT IS  UNDISCLOSED  TO  COMPLIANCE.  ALSO,  THE
    POLICIES,  PROCEDURES AND RULES DESCRIBED  THROUGHOUT THIS CODE APPLY TO ALL
    EMPLOYEE RELATED ACCOUNTS.

    Accordingly,  all Access  Persons are  required to open and  maintain  their
    Employee  Related  Accounts in  accordance  with the Deutsche  Bank EMPLOYEE
    TRADING AND  PRE-CLEARANCE  POLICY,  including  directing  their  brokers to supply  duplicate copies of transaction  confirmations  and periodic account statements, as well as additional division-specific requirements, if any.

B.  PRE-CLEARANCE

    Proposed  Securities  transactions  must be pre-cleared  with the Compliance
    Department  in  accordance  with the  Deutsche  Bank  EMPLOYEE  TRADING  AND
    PRE-CLEARANCE POLICY prior to their being placed with the broker.  Employees are personally  responsible for ensuring that the proposed  transaction does
    not  violate  the  Firm's   policies  or  applicable   securities  laws  and
    regulations by virtue of the employee's  Deutsche Bank  responsibilities  or information he or she may possess about the securities or their issuer.

    The following Securities are exempted from the preclearance requirement:

    *  Futures and options transactions on indexes;

    *  ETF's (Exchange  Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index),
       DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);

    *  Shares purchased under an issuer  sponsored  Dividend  Reinvestment  Plan
       ("DRIPs"), other than optional purchases;

    *  To the extent  acquired  from the  issuer,  purchases  effected  upon the exercise of rights  issued pro rata to holders of a class of  securities;
       and

    *  Securities purchased under an employer sponsored stock purchase plan.

C.  REPORTING REQUIREMENTS

      (i)  DISCLOSURE OF EMPLOYEE RELATED ACCOUNTS/PROVISION OF STATEMENTS

           As stated in section V.A.  above,  upon joining  Deutsche  Bank,  new employees  are  required to disclose  all of their  Employee  Related
           Accounts to Corporate Compliance, and must carry out the instructions provided to conform such  accounts,  if  necessary,  to Deutsche Bank policies.  In  addition,  pursuant to Rule 17j-1 of the Act, no later than ten days after an  individual  becomes an Access  Person  (i.e., joining/transferring  into DeAM etc.),  he or she must also  complete and  return an  "Initial  Holdings  Report"  (see  Appendix)  to DeAM
           Compliance.

     (ii)  QUARTERLY PERSONAL SECURITIES TRADING REPORTS ("PSTs")

           Pursuant to Rule 17j-1 of the Act, within ten (10) days of the end of each  calendar  quarter,  all Access  Persons must sign and return to
           Compliance  a PST  report,  unless  exempted  by a  division-specific
           requirement,   if  any.  All  PSTs  that  have  reportable   personal
           Securities  transactions  for the  quarter  will be  reviewed  by the appropriate supervisory and/or compliance person.

    (iii)  ANNUAL HOLDINGS REPORT

           Once each year, at a date to be specified by Compliance,  each Access
           Person must  provide to  Compliance  an Annual  Holdings  Report (see
           Appendix)  current  as of a date not more  than 30 days  prior to the date of the report.

D.  CONFIRMATION OF COMPLIANCE WITH POLICIES

    Annually,  each Access Person is required to sign a statement  acknowledging that he or she has received  this Code,  as amended or updated,  and confirm his or her  adherence  to it.  Complying  with  this  Code,  and  truthfully completing  the  Acknowledgment  is the  obligation  of each Access  Person.
    Failure to  perform  this  obligation  may  result in  disciplinary  action, including dismissal, as well as possible civil and criminal penalties.

VI. OTHER PROCEDURES/RESTRICTIONS

A.  SERVICE ON BOARDS OF DIRECTORS

    Employees may not maintain outside business  affiliations (e.g.,  officer or director,  governor, trustee, part-time employment,  etc.) without the prior written  approval  of the  appropriate  senior  officer of their  respective business units after  consultation  with  Compliance,  and disclosure to the
    Office of the  Secretary as required.  Service on Boards of publicly  traded companies  should be limited to a small number of instances.  However,  such service may be undertaken  based upon a determination  that these activities are consistent with the interests of DeAM and its clients. Employees serving as directors  will not be permitted to  participate in the process of making investment decisions on behalf of clients which involve the subject company.

B.  GIFTS

      (i)  ACCEPTING GIFTS

           Employees are prohibited from soliciting any personal payment or gift to influence,  support or reward any service, transaction or business involving  Deutsche  Bank,  or that  appears to be made or offered in
           anticipation   of  any  future   service,   transaction  or  business
           opportunity.  A  payment  or gift  includes  any  fee,  compensation, remuneration or thing of value.(3)

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3  Under the Bank Bribery Act and other applicable laws and regulations,  severe penalties  may be  imposed on anyone  who  offers or  accepts  such  improper payments or gifts. If you receive or are offered an improper payment or gift, or if you have any  questions  as to the  application  or  interpretation  of
   Deutsche Bank's rules  regarding the acceptance of gifts,  you must bring the matter to the attention of the Compliance Department.

           Subject to the  prerequisites  of honesty,  absolute  fulfillment  of fiduciary duty to Deutsche Bank,  relevant laws and regulations,  and reasonable  conduct  on  the  part  of  the  employee,  however,  the acceptance of some types of  unsolicited,  reasonable  business gifts may be permissible. The rules are as follows:

           *  Cash  gifts of any  amount  are  prohibited.  This  includes  cash equivalents such as gift certificates,  bonds, securities or other items that may be readily converted to cash.

           *  Acceptance of non-cash  gifts,  momentos,  tickets for sporting or entertainment  events,  and other items that are not  excessive in value, is generally permitted with supervisor approval, when it is clear that they are  unsolicited,  unrelated to a transaction  and the  donor  is  not  attempting  to  influence  the  employee.  In
              accordance    with    regulations   and   practices   in   various
              jurisdictions, as well as the rules of the New York Stock Exchange and  the  National  Association  of  Securities  Dealers,  certain employees  may be  subject  to  more  stringent  gift  giving  and receiving guidelines.  For example,  employees who are "associated persons" of Deutsche  Banc Alex.  Brown Inc.  (NASD  licensed) are generally  not  permitted  to offer or accept  gifts  with a value greater  than  U.S.  $100.  Compliance  should be  consulted  with questions.

           *  Acceptance of gifts,  other than cash,  given in  connection  with special occasions (e.g., promotions,  retirements, weddings), that are of reasonable value in the circumstances are permissible.

           *  Employees  may  accept   reasonable  and   conventional   business
              courtesies,  such as  joining  a client  or  vendor  in  attending sporting  events,  golf  outings or concerts,  provided  that such activities involve no more than the customary amenities.

           *  The cost of working session meals or reasonable  related  expenses involving the discussion or review of business  matters related to
              Deutsche  Bank  may be  paid  by the  client,  vendor  or  others, provided that such costs would have otherwise been reimbursable to the employee by Deutsche  Bank in  accordance  with its travel and entertainment and expense reimbursement policies.

     (ii)  GIFT GIVING (TO PERSONS OTHER THAN GOVERNMENT OFFICIALS)

           In appropriate circumstances,  it may be acceptable and customary for
           DeAM to extend  gifts to  clients  or  others  who do  business  with
           Deutsche  Bank.  Employees  should be certain  that the gift will not give rise to a conflict of interest,  or appearance of conflict,  and that  there is no  reason  to  believe  that the  gift  will  violate
           applicable  codes  of  conduct  of  the  recipient.   Employees  with
           appropriate  authority  to do so may make  business  gifts at  DeAM's expense, provided that the following requirements are met:

           *  Gifts  in the  form of cash or cash  equivalents  may not be given regardless of amount.

           *  The gift must be of  reasonable  value in the  circumstances,  and should not exceed a value of U.S.  $100 unless the specific  prior approval of the appropriate Managing Officer(4) is obtained.

           *  The gift must be lawful and in accordance with generally  accepted business practices of the governing jurisdictions.

    (iii)  GIFTS TO GOVERNMENT OFFICIALS

           The Compliance  Department must be contacted prior to making any gift
           to  a  governmental   employee  or  official.   Various  governmental
           agencies,  legislative  bodies and  jurisdictions  may have rules and regulations  regarding  the  receipt of gifts by their  employees  or officials.  In some cases,  government  employees or officials may be prohibited from accepting any gifts. (SEE NEXT SECTION FOR ADDITIONAL
           RULES REGARDING POLITICAL CONTRIBUTIONS.)

C.  RULES FOR DEALING WITH GOVERNMENTAL OFFICIALS AND POLITICAL CANDIDATES

      (i)  CORPORATE PAYMENTS OR POLITICAL CONTRIBUTIONS

           No  corporate  payments  or gifts of value may be made to any outside party,  including any government  official or political  candidate or official,  for the  purpose of  securing or  retaining  business  for
           Deutsche Bank, or influencing any decision on its behalf.

           *  The Federal Election Campaign Act prohibits corporations and labor organizations  from using  their  general  treasury  funds to make
              contributions   or   expenditures   in  connection   with  federal
              elections,  and therefore  DEUTSCHE BANK  DEPARTMENTS MAY NOT MAKE
              CONTRIBUTIONS TO U.S. FEDERAL POLITICAL PARTIES OR CANDIDATES.

           *  Corporate  contributions  to political  parties or  candidates  in jurisdictions  not involving U.S. Federal  elections are permitted
              only  when  such   contributions   are  made  in  accordance  with
              applicable local laws and regulations, and the prior approval of a member of the DeAM Executive Committee has been obtained,  and the
              Deutsche Bank Americas Regional Cost Committee has been notified.

              UNDER  THE  FOREIGN  CORRUPT  PRACTICES  ACT,  BANK  BRIBERY  LAW,
              ELECTIONS LAW AND OTHER APPLICABLE  REGULATIONS,  SEVERE PENALTIES
              MAY BE IMPOSED ON  DEUTSCHE  BANK AND ON  INDIVIDUALS  WHO VIOLATE
              THESE LAWS AND REGULATIONS.  SIMILAR LAWS AND REGULATIONS MAY ALSO
              APPLY IN VARIOUS COUNTRIES AND LEGAL  JURISDICTIONS WHERE DEUTSCHE
              BANK DOES BUSINESS.

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4  For purposes of this policy,  "MANAGING  OFFICER" is defined as an officer of at  least  the  Managing  Director  level to whom the  employee  directly  or indirectly  reports,  who  is in  charge  of the  employee's  unit  (e.g.,  a
   Department Head,  Division Head,  Function Head, Group Head, General Manager,
   etc).

     (ii)  PERSONAL POLITICAL CONTRIBUTIONS

           No  personal  payments  or gifts of value may be made to any  outside party,  including any government  official or political  candidate or official,  for the purpose of securing  business for Deutsche Bank or influencing  any  decision on its  behalf.  Employees  should  always exercise  care  and  good  judgment  to avoid  making  any  political contribution  that may give rise to a conflict  of  interest,  or the appearance of conflict.  For example, if a DeAM business unit engages in business with a particular  governmental entity or official,  DeAM employees  should avoid making personal  political  contributions  to officials  or  candidates  who  may  appear  to be in a  position  to influence the award of business to Deutsche Bank.

    (iii)  ENTERTAINMENT OF GOVERNMENT OFFICIALS

           Entertainment  and other acts of  hospitality  toward  government  or political  officials  should never compromise or appear to compromise the integrity or reputation  of the official or Deutsche  Bank.  When hospitality is extended,  it should be with the  expectation  that it will become a matter of public knowledge.

D.  CONFIDENTIALITY

    Access  Persons  must  not  divulge  contemplated  or  completed  securities transactions or trading strategies of DeAM clients to any person,  except as required  by  the  performance  of  such  person's  duties,  and  only  on a need-to-know  basis. In addition,  the Deutsche Bank standards  contained in the CONFIDENTIAL,  MATERIAL,  NON-PUBLIC INFORMATION - CHINESE WALLS POLICY,
    as well as those within the CODE OF PROFESSIONAL CONDUCT must be observed.

VII.  SANCTIONS

Any Access Person who violates this Code may be subject to disciplinary actions, including possible dismissal.  In addition, any Securities transactions executed in violation of this Code, such as short-term trading or trading during blackout periods,  may subject the  employee to  sanctions,  ranging  from  warnings  and trading privilege suspensions, to financial penalties, including but not limited to, unwinding the trade and/or  disgorging of the profits.  Finally,  violations and suspected  violations  of criminal laws will be reported to the  appropriate authorities as required by applicable laws and regulations.

VIII.  INTERPRETATIONS AND EXCEPTIONS

Compliance  shall have the right to make final and  binding  interpretations  of this Code, and may grant an exception to certain of the above  restrictions,  as long as no abuse or potential abuse is involved.  Each Access Person must obtain approval from the Compliance  Department  before taking action regarding such an exception. Any questions regarding the applicability,  meaning or administration of this Code shall be referred in advance of any  contemplated  transaction,  to
Compliance.

                                                       DEUTSCHE ASSET MANAGEMENT

                                 ACKNOWLEDGEMENT

IN CONNECTION  WITH MY EMPLOYMENT  WITH, OR SUPPORT OF, ONE OR MORE OF THE LEGAL
ENTITIES  WHICH MAKE UP DEUTSCHE  ASSET  MANAGEMENT,  I ACKNOWLEDGE  THAT I HAVE
RECEIVED, READ AND UNDERSTAND THE DEUTSCHE ASSET MANAGEMENT CODE OF ETHICS ("THE
CODE")  DATED  JULY,  2001,  AND AGREE TO ADHERE TO AND ABIDE BY THE  LETTER AND
SPIRIT OF ITS PROVISIONS.

I HAVE  REVIEWED MY OWN  SITUATION  AND CONDUCT IN LIGHT OF THE CODE.  I CONFIRM
THAT I AM IN COMPLIANCE  WITH THE CODE AND HAVE BEEN IN COMPLIANCE WITH IT SINCE
THE DATE OF MY PREVIOUS  ACKNOWLEDGEMENT,  IF ANY,  INCLUDING  THE  REQUIREMENTS
REGARDING  THE  MANNER  IN WHICH I  MAINTAIN  AND  REPORT  MY  EMPLOYEE  RELATED
BROKERAGE ACCOUNTS AND CONDUCT MY PERSONAL  SECURITIES TRADING, AS WELL AS THOSE
SURROUNDING THE GIVING/RECEIVING OF GIFTS.

I  UNDERSTAND  THAT  ANY  VIOLATION(S)  OF THE  CODE IS  GROUNDS  FOR  IMMEDIATE
DISCIPLINARY ACTION UP TO, AND INCLUDING, DISMISSAL.

Signature   _______________________________

Print Name  _______________________________

Date        _______________________________

                 Please return this form to DeAM Compliance at
                      280 Park Avenue, 6W (MS NYC03-0601).

                                                         A Member of the
                                                         DEUTSCHE BANK GROUP [/]

                                                       DEUTSCHE ASSET MANAGEMENT

TO:    "Access Person"
FROM:  DeAM Compliance
RE:    Initial/Annual Holdings Report - Personal Securities Accounts

--------------------------------------------------------------------------------

In conformance  with  Securities and Exchange  Commission Rule 17j-1 pursuant to the Investment  Company Act of 1940 you are required to provide  Compliance with this  "Initial  Holdings  Report"  within  10 days  of  joining  Deutsche  Asset
Management ("DeAM"), and annually thereafter.

Accordingly,  please fill in the following  requested  information  (or attach a copy of your most recent statement) for all  securities(5)  either held directly or held in your Employee-Related Accounts(6).

  BROKER/ACCT.#        NAME OF ISSUER       NO. OF SHARES      PRINCIPAL AMOUNT

------------------   ------------------   ------------------   -----------------

------------------   ------------------   ------------------   -----------------

------------------   ------------------   ------------------   -----------------

------------------   ------------------   ------------------   -----------------

------------------   ------------------   ------------------   -----------------

------------------   ------------------   ------------------   -----------------

------------------   ------------------   ------------------   -----------------

------------------   ------------------   ------------------   -----------------

------------------   ------------------   ------------------   -----------------

------------------   ------------------   ------------------   -----------------

------------------   ------------------   ------------------   -----------------

------------------   ------------------   ------------------   -----------------

------------------   ------------------   ------------------   -----------------

Signature:   ________________________________  Date: ___________________________

Print Name:  ________________________________  Expense Code: ___________________

----------
5  "Securities"  includes equity or debt securities (both privately and publicly offered),  derivatives of securities (such as options,  warrants, indexes and
   ADRs),  futures,  commodities and similar instruments,  BUT DOES NOT INCLUDE:
   (i) shares of open-end mutual funds (unless otherwise directed by compliance)
   or (ii) direct obligations of the United States government.

6  "Employee  Related  Accounts"  include (i) employee's own accounts;  (ii) the employee's  spouse's  accounts and the  accounts of minor  children and other members of the household (whether by marriage or similarly  committed status)
   living in the employee's home; (iii) accounts in which the employee,  his/her spouse/domestic partner, minor children or other persons living in their home have a beneficial  interest  (i.e.,  share in the profits even if there is no influence on voting or disposition of shares);  and (iv) accounts  (including corporate  accounts  and trust  accounts)  over which the employee or his/her spouse/domestic partner exercises investment discretion or control.

         **PLEASE COMPLETE AND RETURN TO COMPLIANCE AT MS NYC03-0601**

                                     NOTICE

On the following pages are the Deutsche Bank COMPLIANCE  POLICIES AND PROCEDURES
relating to personal trading by employees. All employees of Deutsche Bank in the
Americas  (including  employees of Deutsche  Asset  Management  and Mutual Funds
Administration  (the former  Mutual  Funds Group of DeAM) are required to comply with the policies  therein IN ADDITION TO complying with the DeAM Code of Ethics
("the Code").

Since the Deutsche Bank Compliance Policies and Procedures are a SEPARATE set of
rules which correspond to the Deutsche Bank CODE OF PROFESSIONAL CONDUCT,  terms and definitions may differ from those used in the Code. In some cases, the rules in the Code are more  restrictive than the rules in the Deutsche Bank COMPLIANCE
POLICIES AND PROCEDURES. Please note specifically:

OUTSIDE ACCOUNTS.

The rule  allowing  employees  to maintain  personal  securities  accounts at an
"approved   brokerage  firm"  does  NOT  apply  to  employees  of  Mutual  Funds
Administration  (the former  MUTUAL  FUNDS GROUP of DeAM).  Employees  of MUTUAL
FUNDS ADMINISTRATION are required to maintain personal accounts (except open-end mutual fund only accounts) only at Deutsche Banc Alex.  Brown,  unless they have received an exemption from Mutual Funds Compliance.

PRE-CLEARANCE.

The rules  relating  to  pre-clearance  differ  for  employees  of Mutual  Funds
Administration  (the former  MUTUAL  FUNDS GROUP of DeAM).  Until  Mutual  Funds
Administration   Group   receives  the  Employee  Trade  Request   System,   the
pre-clearance   process   requires  the   submission  of  an  Employee   Trading
Pre-Clearance Form to Sarah Reilly in Mutual Funds Compliance (410-895-3499) AND
calling Corporate Compliance (212-469-8787).

BLACKOUT PERIOD.

The blackout period(s) in the Code is MORE BROAD than the blackout period in the
Deutsche Bank Compliance Policies and Procedures.  DeAM employees are subject to an additional  blackout period  surrounding  trades by DeAM client accounts,  as described in the Code.

INITIAL PUBLIC OFFERINGS.

DeAM employees are PROHIBITED from  purchasing  securities in ANY INITIAL PUBLIC
OFFERING.  This  prohibition  applies even if Deutsche Bank has no  underwriting role and/or is not involved with the distribution.

QUESTIONS ABOUT THESE  REQUIREMENTS?  Please call Odenis Abreu (454-1057),  Jeff
Silver  (212-454-1485)  or Mary  Mullin  (212-454-0111)  in DEAM  COMPLIANCE  or
Jennifer Vollmer (410-895-3628),  Rebecca Farrell (410-895-3389) or Sarah Reilly
(410-895-3499) in MUTUAL FUNDS COMPLIANCE.

                       COMPLIANCE POLICIES AND PROCEDURES

================================================================================
No.:  101                            Subject:  Employee/Employee Related Trading
--------------------------------------------------------------------------------
Effective Date:  10/1/97             Approved By:  Mary Owen   MD/Compliance
--------------------------------------------------------------------------------
Revision Date:  5/20/99              Applicability:  All Personnel
================================================================================

EMPLOYEE TRADING POLICY -- EMPLOYEE ACCOUNTS

   INTRODUCTION

   The  Employee/Employee-Related  Trading  Policy is designed to prevent legal, business and ethical conflicts and to guard against the misuse of proprietary or confidential  information.  In  addition,  the policy is intended to  discourage employees from engaging in personal  trading on a scale that would distract them from their daily  responsibilities  to the Firm.  Employees are cautioned not to engage in trading that might result in the appearance of  impropriety.  Deutsche
Bank ("DB")  strongly  encourages  investment by employees  that is long-term in nature, and strongly discourages short-term, speculative trading.

   TO WHOM DOES THIS POLICY APPLY?

   This  policy  applies  to the  brokerage  accounts  of  employees,  long-term temporary  employees,  full-time  consultants,  and to those accounts over which such persons expect to exercise influence or control,  including (1) accounts of your  spouse,  minor  children  or  relatives  of you or  your  spouse  to  whom substantial  support is  contributed;  (2)  accounts of any other member of your household,  such as a relative (of you or your spouse)  living in your home; (3)
trust  accounts for which you act as trustee,  custodian,  power-of-attorney  or otherwise exercise any type of guidance or influence; and (4) corporate accounts that you directly or  indirectly  control.  All such accounts are referred to as
"Employee/Employee-Related Accounts".

a.  EMPLOYEE/EMPLOYEE-RELATED ACCOUNTS (IN-HOUSE--AT AN APPROVED BROKERAGE FIRM)

   DB  requires  that its  employees  maintain  their  brokerage  accounts at an
"Approved  Brokerage  Firm" as  determined by DB. If you choose to maintain your accounts  "in-house",  your  accounts will be  established  and serviced by Alex
Brown. If you decide to maintain your accounts outside of DB you are required to make written  application  identifying  yourself as a DB employee.  Transactions effected in Employee/Employee-Related  Accounts are subject to continuous review by the  Control  Group on a  regular  basis.  The  Control  Group  will  receive duplicate  confirmations  and monthly  statements  for every  account.  Accounts established  without the prior approval of your Supervisor and the Control Group may be frozen.

b.  TRADING PRE-CLEARANCE

   All trades in an  Employee/Employee-Related  Account must be  pre-cleared  by your  Supervisor and by  Compliance.  Until your group has received the Employee
Trade Request ("ETR") System, the pre-clearance  process requires the submission of an "Employee Trading  Pre-Clearance  Form" to your Supervisor,  or respective delegate, and Compliance. Execution of a trade may not take place until you have received both approvals. Failure to obtain the required approvals will result in cancellation  of your  transaction.  Losses incurred by you as the result of the cancellation of unauthorized trading will be charged to the account in question.
Profits  in  trades  that  were not  pre-cleared  must be given to a  charitable organization.

   Approvals are good for the day on which they are issued. The one exception is for trade  requests  placed  after 4:00 PM ET;  these will be valid for the next trading day.

   GTC ORDERS (GOOD TILL  CANCELED):  GTC orders will not be approved.  The sole exception  is the  entering of a  STOP-LIMIT  order  simultaneously  with the initial BUY order.

c.  BLACK-OUT, HOLDING PERIODS AND OTHER PROHIBITIONS

   The following black-out and holding periods apply to each transaction in your account  or  in  an  Employee-Related  Account,  as  previously  defined.  These
requirements   enable  Compliance  to  more  efficiently   monitor  the  trading
activities  of DB  employees  and to prevent  trading by  employees in sensitive departments (i.e., Investment Banking,  Research, Capital Markets) that could be perceived as inappropriate.

   BLACK-OUT  PERIOD:  The "black-out"  period is described as two business days immediately  preceding  the release of quarterly  earnings,  and two business days after the release of  quarterly  earnings.  No  employee  of  Investment
   Banking, Research, or Capital Markets areas will receive clearance from their
   Reviewing  Department Head ("RDH") to purchase or sell securities during this
   period.   Exceptions  may  be  granted  only  on  a  case-by-case  basis,  by
   Compliance.

   HOLDING  PERIODS:  The firm imposes a holding  period for all  investments in equity,  non-investment  grade debt,  preferred  instruments and any security that is convertible into such securities. Exceptions may be granted only on a case-by-case basis, by Compliance. The standard holding periods are:

      *  Investment Banking - 6 months
      *  All Others - 30 days
      *  Alex Brown Retail - None

   As a general rule, no employee of the Research  Division,  Investment Banking
Division,  or Capital  Markets  Division may trade in the  securities of issuers that are covered by you, i.e., the Research  Analyst  covering XYZ may not trade
XYZ  securities,   the  Investment  Banker  servicing  XYZ  may  not  trade  XYZ securities.  Exceptions  to  this  general  rule  will be made on a case by case basis, at the sole discretion of Compliance.

d.  OPTIONS, FUTURES, OPTIONS ON FUTURES AND OTHER DERIVATIVE SECURITIES

   You may trade options  (except for uncovered  options),  futures,  options on futures,  forwards,  warrants or options on physical  commodities  or currencies subject to a 30 day holding period. You may not write covered calls,  unless you have held the  underlying  security for the  required 30 day or 6 month  holding period.

   Short sales are permitted  only to the extent they are "short vs. the box" or covered.  Compliance monitors employee-trading  carefully for adherence to these
guidelines.   Employees  found  violating  these  policies  may  be  subject  to sanctions, including the suspension of trading privileges and termination.

e.  PRIMARY AND SECONDARY PUBLIC OFFERINGS

   You may not  purchase  any  security  that is part of a primary or  secondary offering on which DB is acting as a lead or  co-managing  underwriter  until the offering is priced and the syndicate is terminated.

   Please  keep in mind  that the NASD has  regulations  prohibiting  associated persons of member firms from purchasing public offerings that are considered HOT
ISSUES.  Hot Issues  are  defined as public  offerings  that are  trading in the secondary market at a price above the offering price.

f.  RESTRICTIONS ARISING FROM DB'S RESEARCH RECOMMENDATIONS

   You are restricted from trading in an issuer's securities for a period of two days from the time a DB  research  analyst  initiates  coverage,  or changes the
recommendation   on  that  issuer.  If  you  are  aware  of  any  such  research recommendation  prior to  publication,  you are prohibited from trading for your own account  from the time you learn of the  research  recommendation  until two business  days  after  its  publication.  The New York  Stock  Exchange  and the
National  Association  of  Securities  Dealers  regularly  inquire  about trades executed ahead of a research rating change or initiation of coverage.

g.  INFORMATION REGARDING CUSTOMER OR FIRM ORDERS

   You are prohibited from "frontrunning" customer or Firm orders, i.e., trading for your own account with  knowledge  and in advance of a customer or Firm order in the same security.

   In addition,  you are strongly discouraged from "piggybacking" on customer or
Firm trades,  i.e.,  engaging in identical trades as those that a client or Firm account has completed.  While piggybacking is not itself illegal,  it can create the appearance of impropriety.

h.  TRADING SECURITIES THAT ARE ON DB'S RESTRICTED LIST

   Employees  of DB may not  effect  trades  in  securities  that  appear on the
Restricted List. For your  information and  convenience,  the Restricted List is posted daily on CCMail under the Compliance  Department's  Bulletin Board and is also available on the Intranet Homepage.

                 PROCEDURES FOR ESTABLISHING BROKERAGE ACCOUNTS

THE DEUTSCHE BANK ("DB")  COMPLIANCE  POLICY REQUIRES ALL DB PERSONNEL TO TAKE A
NUMBER  OF  STEPS  WITH  RESPECT  TO  THEIR  PERSONAL  SECURITIES  ACCOUNTS  AND
TRANSACTIONS.  THE POLICY  REQUIRES  THAT ALL  PERSONAL  SECURITIES  ACCOUNTS BE
MAINTAINED AT AN "APPROVED BROKERAGE FIRM."

THE  COMPLIANCE  DEPARTMENT  HAS  ESTABLISHED  PROCEDURES  THAT HAVE ALLOWED THE
DESIGNATION OF THE MAJORITY OF BROKER/DEALERS AS "APPROVED BROKERAGE FIRMS," THE
MAIN  REQUIREMENT  BEING  THE  CARRYING   BROKER/DEALER'S   ABILITY  TO  DELIVER
CONFIRMATIONS OF TRANSACTIONS ELECTRONICALLY TO THE DBS COMPLIANCE CONTROL GROUP
("CONTROL GROUP").

THE  FOLLOWING  FIRMS ARE THE ONLY  BROKER/DEALERS  NOT  APPROVED  FOR USE BY DB
EMPLOYEES:

 1.  A. B. Watley                              12.  Netstock Investment Corp.
 2.  BuyAndHold.com                            13.  People's Securities
 3.  Datek Online                              14.  Regal Discount Securities
 4.  Edward Jones                              15.  Salomon Grey Financial Corp.
 5.  Ernst & Company (a.k.a. Investek)         16.  Sharebuilder.com
 6.  Firstar                                   17.  Sutro & Co.
 7.  FOLIO[fn]                                 18.  Viewtrade.com
 8.  The Glenmede Trust Company                19.  Washington Mutual
 9.  Global Capital Markets                    20.  WealthBuilder.com
10.  JP Morgan                                 21.  Web Street Securities
11.  Mutual, Inc.

IF YOU CHOOSE TO ESTABLISH/MAINTAIN YOUR ACCOUNTS AT AN APPROVED BROKERAGE FIRM,
YOU ARE  REQUIRED  TO MAKE A  WRITTEN  APPLICATION  TO  THAT  FIRM,  IDENTIFYING
YOURSELF AS A DB EMPLOYEE (SEE ATTACHMENT).

SPECIAL ARRANGEMENTS HAVE BEEN ESTABLISHED WITH THE FOLLOWING FIRMS:

       DEUTSCHE BANC ALEX. BROWN, EMPLOYEE BROKERAGE CENTER, 877-333-6269
       SMITH BARNEY RASWEILER GROUP, GARRETT BUCKLEY, 212-643-5769
       QUICK & REILLY, SIOBHAN DEASY, 212-232-4728
       MERRILL LYNCH, RICHARD VERLIN, 212-236-5044
       FIDELITY BROKERAGE SERVICES, 212-371-2327
       CHARLES SCHWAB, DESIGNATED BROKERAGE, 877-602-7419
       NATIONAL DISCOUNT BROKERS, 201-209-7061

                                                  ------------------------------
                                                  DATE

                                                  ------------------------------
                                                  ACCOUNT NUMBER

                                                  ------------------------------
                                                  ACCOUNT TITLE

                                                  ------------------------------
                                                  TAX ID NUMBER
------------------------------
NAME OF CARRYING BROKER DEALER

------------------------------
ADDRESS

------------------------------

RE:  Intent to open an account

To Whom it may concern;

As an employee,  or an associated  person of a Member Firm,  Deutsche Bank Group
("DB"),  I am obligated under NYSE Rule 407(a) to express my intention to open a securities or  commodities  account with your firm in writing both to you as the carrying firm and to my employer.

This  letter  shall serve as  notification  that I intend to  establish  such an account with your firm and the  signature of the Reviewing  Department  Head (or his/her  Authorized  Delegate)  below shall  evidence  said  notification  of my employer.

You will  receive  detailed  instructions  regarding  the  delivery of duplicate confirmations and statements  directly from DB's Compliance  Department once the account has been established and an account number has been provided.

Should  you  require   further   information   please   contact  Peter  Rock  at
(212) 469-2195.

                                Very truly yours,

--------------------------------------    --------------------------------------
Supervisor Signature                      Employee Signature

--------------------------------------    --------------------------------------
Name                                      Name

cc:  Supervisor
     Compliance Department (with account numbers and Disclosure Form)

PROCEDURES FOR PRE-CLEARING PERSONAL TRADES

In order to facilitate the above referenced process with as little inconvenience as  possible,  Compliance  has  designed  a web site on the  IntraNet.  The site includes a Compliance Home Page with a Restricted List query facility and a menu of "Employee  Trading  Pre-Clearance  Forms".  The form that you are required to fill out and submit for approval will depend upon your place of  employment.  Be sure to  select  the  appropriate  form.  The site  provides  for the  automatic submission  of the  form to your  supervisor  and  Compliance.  When the form is approved it will be routed back to you for your records,  at which point you may proceed with the execution of your transactions.

The following are instructions for placing an Employee Trade Request ("ETR"):

1.  Launch Netscape

2.  Double  click on U.S.  Compliance  (located  under Staff  Services on the DB
    Intranet Home Page)

3.  Select Employee Trade Request from the Compliance Department Webpage

4.  Type in User Name and Password (case sensitive)

5.  The system  will ask you to verify  your user  information.  Click  "Here to
    Submit".

6.  Type  the  Security  Name  in the  query  box.  (If the  security  is on the
    Restricted List, ETR will prompt you to call Compliance.  If the security is not on the Restricted List, ETR will let you proceed to the Forms Webpage.)

7.  Select the Request Form that corresponds to your department. Upon submitting your request, ETR will send an e-mail message informing your supervisor that a trade request is open.  Once your  supervisor  approves your request,  you will receive another e-mail giving you authorization to execute your trade.

If your  supervisor  is not  available,  input your  request  ticket and contact
Compliance at 212-469-8787 for approval.

With the exception of discretionary or third party managed account, all employee and/or employee related accounts must be pre-cleared.  Failure to adhere to DB's
Employee Trading Policy may result in trades being revoked and/or removal of 407 authorization letter.

PLEASE  NOTE:  ALL  EMPLOYEES  ARE SUBJECT TO A 30-DAY  HOLDING  PERIOD WITH THE
EXCEPTION OF INVESTMENT BANKING EMPLOYEES WHO HAVE A 6-MONTH HOLDING PERIOD, AND
ALEX BROWN RETAIL BROKERS WHO HAVE NO HOLDING PERIOD.